    As filed with the Securities and Exchange Commission on October 16, 1998

                                                     Registration No. 333-______


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                   ----------

                           OMEGA HEALTH SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


   DELAWARE                                               13-3220466
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                          5350 Poplar Avenue, Suite 900
                            Memphis, Tennessee 38119
                    (Address of principal executive offices)


                           OMEGA HEALTH SYSTEMS, INC.
                        1991 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                                 Thomas P. Lewis
                          5350 Poplar Avenue, Suite 900
                            Memphis, Tennessee 38119
                                 (901) 683-7868
            (Name, address and telephone number of agent for service)

                                (with copies to:)
                                 Linda M. Crouch
                       Baker, Donelson, Bearman & Caldwell
                              P.O. Box 3038 (37602)
                         207 Mockingbird Lane, 3rd Floor
                          Johnson City, Tennessee 37604

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
  TITLE OF SECURITIES TO BE         AMOUNT TO BE            PROPOSED MAXIMUM            PROPOSED MAXIMUM              AMOUNT OF
         REGISTERED                REGISTERED(1)       OFFERING PRICE PER SHARE(2)  AGGREGATE OFFERING PRICE      REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
        Common Stock,
       $0.06 par value                 25,000                     $3.20                      $80,000                    $100
===================================================================================================================================

(1) Incorporated into this Registration Statement by this reference are the contents of the Registration Statement on Form S-8, file number 33-44480, which was filed with the Securities and Exchange Commission on December 12, 1991.
(2) The amount of the registration fee is computed in accordance with Rule 457(c) and (h) and is based upon the average of the high and low price of the Common Stock on October 13, 1998, as reported by the Nasdaq Stock Market.

                                   SIGNATURES

         Pursuant to the requirement of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on October 15, 1998.

                                   OMEGA HEALTH SYSTEMS, INC.

                                   By: /s/ Thomas P. Lewis
                                       -----------------------------------------
                                           Thomas P. Lewis
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Thomas P. Lewis, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURE                                 TITLE                                             DATE
          ---------                                 -----                                             ----

/s/ Andrew W. Miller                         Chairman of the Board                                October 15, 1998
------------------------------------
Andrew W. Miller

/s/ Thomas P. Lewis                          President, Chief Executive Officer                   October 15, 1998
------------------------------------         and Director
Thomas P. Lewis

/s/ Ronald L. Edmonds                        Executive Vice President, Chief                      October 15, 1998
------------------------------------         Financial Officer, and Director
Ronald L. Edmonds

/s/ Donald A. Hood                           Senior Vice President -- Managed                     October 15, 1998
------------------------------------         Care, and Director
Donald A. Hood, O.D.

/s/ Mary Elizabeth Porter                    Vice President and Controller                        October 15, 1998
------------------------------------
Mary Elizabeth Porter

/s/ Donald Beisner                           Director                                             October 15, 1998
------------------------------------
Donald Beisner, M.D.

/s/ David M. Dillman                         Director                                             October 15, 1998
------------------------------------
David M. Dillman, M.D.


/s/ Herman L. Tacker                         Director                                             October 15, 1998
------------------------------------
Herman L. Tacker, O.D.